       As filed with the Securities and Exchange Commission on May 17, 1999

                                                       Registration No. 33-89464
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                STB SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                  TEXAS                                      76-1855896
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

          3400 WATERVIEW PARKWAY
           RICHARDSON, TEXAS                                   75080
(Address of Principal Executive Offices)                     (Zip Code)


         STB SYSTEMS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                                 WILLIAM E. OGLE
                             CHIEF EXECUTIVE OFFICER
                                STB SYSTEMS, INC.
                             3400 WATERVIEW PARKWAY
                             RICHARDSON, TEXAS 75080
                                 (972) 234-8750
 (Name, address and telephone number, including area code, of agent for service)



                                 WITH COPIES TO:

                               JOHN MCKNIGHT, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000

================================================================================

                                STB SYSTEMS, INC.

                Deregistration of Unissued Shares of Common Stock

         Pursuant to its Registration Statement on Form S-8 (No. 33-89464) (the "Registration Statement"), STB Systems, Inc., a Texas corporation (the "Company"), registered 225,000 shares of its common stock, $.01 par value per share, (as adjusted for a three-for-two stock split on July 17, 1997 and a three-for-two stock split on February 20, 1998) (the "Common Stock"), for issuance under the Company's Stock Option Plan for Non-Employee Directors.

         This Post-Effective Amendment No. 1 is being filed solely for the purpose of removing from registration 225,000 shares of Common Stock relating to the shares that were registered but not issued as of May 12, 1999, the effective date of the merger of the Company with and into 3Dfx Interactive, Inc. Accordingly, the Company hereby removes from registration such 225,000 shares of Common Stock.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on May 12, 1999.

                                      STB Systems, Inc.


                                      By: /s/ WILLIAM E. OGLE
                                         --------------------------------------
                                         William E. Ogle,
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURES                                 TITLE                               DATE
                ----------                                 -----                               ----


         /s/ WILLIAM E. OGLE                     Chief Executive Officer and
--------------------------------------------     Chairman of the Board (Principal       May 12, 1999
             William E. Ogle                     Executive Officer)

                   *                             Executive Vice President, Chief
--------------------------------------------     Operating Officer, Assistant           May 12, 1999
           Randall D. Eisenbach                  Secretary and Director


                   *                             Chief Financial Officer, Vice
--------------------------------------------     President of Strategic Marketing       May 12, 1999
             James L. Hopkins                    and Director (Principal Financial
                                                 Officer)


                   *                             Vice President of Administration
--------------------------------------------     General Counsel, Secretary and         May 12, 1999
              Bryan F. Keyes                     Treasurer


          /s/ T. GREG DEWITT                     Director of Accounting
--------------------------------------------     (Principal Accounting Officer)         May 12, 1999
              T. Greg Dewitt

                   *                             Vice President of Sales and
--------------------------------------------     Marketing and Director                 May 12, 1999
              J. Shane Long

                   *                             Director
--------------------------------------------                                            May 12, 1999
              James J. Byrne

          /s/ DENNIS G. SABO                     Director
--------------------------------------------                                            May 12, 1999
              Dennis G. Sabo

                   *                             Director
--------------------------------------------                                            May 12, 1999
           Lawrence E. Wesneski



*By:     /s/ WILLIAM E. OGLE
--------------------------------------------
             William E. Ogle,
             Attorney-in-Fact